                                                                     Exhibit 12



                                      1992     1991     1990     1989      1988
                                      ----     ----     ----     ----      ----
EARNINGS

Income - continuing operations       $10,831  $11,308   $1,413   $2,379   $(6,927)

Adj. Income - continuing
 operations                          $10,831  $11,308   $1,413   $2,379   $(6,927)
                                     -------  -------   ------   ------   -------

ADD
Interest factor on rentals (1/3)        $641     $416     $396     $218      $627
Amortization of debt issuance costs     $495     $462     $450     $450      $450
Interest on indebtedness
Long term                            $11,496  $11,179  $11,393  $11,567   $11,307
Short term                              $963   $1,402   $1,126   $2,535    $2,587
                                     -------  -------   ------   ------   -------
                                     $13,595  $13,459  $13,365  $14,770   $14,971
                                     -------  -------   ------   ------   -------
Adjusted income                      $24,426  $24,767  $14,778  $17,149    $8,044
                                     =======  =======  =======  =======    ======

FIXED CHARGES

Interest on indebtedness
LONG TERM                            $11,496  $11,179  $11,393  $11,567   $11,307
SHORT TERM                              $963   $1,402   $1,126   $2,535    $2,587
Amortization of debt issuance costs     $495     $462     $450     $450      $450
Interest factor on rentals (1/3)        $641     $416     $396     $218      $627

CAPITALIZED INTEREST
SUESPASCO                                 $3       $0       $0       $0        $0
                                     -------  -------   ------   ------   -------
Total fixed charges                  $13,598  $13,459  $13,365  $14,770   $14,971
                                     =======  =======  =======  =======   =======
Adjusted income                      $24,426  $24,767  $14,778  $17,149    $8,044
                                     -------  -------   ------   ------   -------
Total fixed charges                  $13,598  $13,459  $13,365  $14,770   $14,971

Ratio of earnings to fixed charges      1.80     1.84     1.11     1.16      0.54
                                     =======  =======  =======  =======    ======



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

                                              HISTORICAL   HISTORICAL    12 MOS.        9 MOS.            12 MOS.
                                                9 MOS.      12 MOS.        PFA            PFA                PFA
                                               09/30/93    09/30/93      12/31/92       09/30/93           09/30/93
                                              ---------   ----------     --------       --------           --------
EARNINGS

Income - continuing operations                  $4,817    $11,267       $2,742            $1,379             $11,891
                                               -------   --------      -------           -------             -------

Adj. Income - continuing operations             $4,817    $11,267       $2,742            $1,379             $11,891
                                               -------   --------      -------           -------             -------

ADD
Interest factor on rentals (1/3)                  $480        $641       $1,037             $843              $1,136
Amortization of debt issuance costs               $383        $510         $803             $614                $818
Interest on indebtedness
LONG TERM                                       $8,691     $11,633      $38,369          $27,591             $37,011
SHORT TERM                                      $1,204     $ 1,504         $963           $1,204              $1,504
                                               -------    --------      -------          -------             -------
                                               $10,758     $14,288      $41,172          $30,252             $40,469
                                               -------    --------      -------           ------             -------
Adjusted income                                $15,575     $25,555      $43,914          $31,631             $52,360
                                               =======    ========      =======          =======             =======



FIXED CHARGES

Interest on indebtedness
LONG TERM                                       $8,691     $11,633       $38,369          $27,591             $37,011
SHORT TERM                                      $1,204      $1,504          $963           $1,204              $1,504
Amortization of debt issuance costs               $383        $510          $803             $614                $818
Interest factor on rentals (1/3)                  $480        $641        $1,037             $843              $1,136

CAPITALIZED INTEREST
SUESPASCO                                          $36         $37            $3              $36                 $37
                                               -------    --------       -------          -------             -------
                                               $10,794     $14,325       $41,175          $30,288             $40,506

Total fixed charges                            $10,794     $14,325       $41,175          $30,288             $40,506
                                               =======     =======       =======          =======             =======
Adjusted income                                $15,575     $25,555       $43,914          $31,631             $52,360
                                               -------     -------       -------          -------             -------
Total fixed charges                            $10,794     $14,325       $41,175          $30,288             $40,506

Ratio of earnings to fixed charges                1.44        1.78          1.07             1.04                1.29
                                               =======     =======       =======          =======             =======


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